FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of April 13, 2017, is by and among RED ROBIN INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), RED ROBIN GOURMET BURGERS, INC., a Delaware corporation (the “Parent”), the Guarantors, the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the other Guarantors, the Lenders from time to time party thereto, and the Administrative Agent are parties to that certain Credit Agreement dated as of June 30, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby);

WHEREAS, the Credit Parties have requested that the Lenders make certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to “Applicable Percentage”. The definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby amended by:

(i) deleting the pricing grid therein and replacing it with the following pricing grid:

Level	Lease Adjusted Leverage Ratio	Base Rate Margin	LIBOR Rate Margin/Letter of Credit Fee	Commitment Fee
I	<3.50 to 1.00	0.25%	1.25%	0.20%
II	≥ 3.50 to 1.00 but <3.75 to 1.00	0.50%	1.50%	0.25%
III	≥ 3.75 to 1.00 but <4.00 to 1.00	0.75%	1.75%	0.30%
IV	≥ 4.00 to 1.00 but <4.25 to 1.00	1.00%	2.00%	0.35%
V	≥ 4.25 to 1.00 but <4.75 to 1.00	1.25%	2.25%	0.40%
VI	≥ 4.75 to 1.00 but <5.00 to 1.00	1.50%	2.50%	0.45%
VII	≥ 5.00 to 1.00	1.75%	2.75%	0.50%

and (ii) deleting the third sentence following the pricing grid therein and replacing it with the following sentence:
If the Borrower shall fail to provide the financial information and certifications in accordance with the provisions of Sections 5.1(a), (b) and (c), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level VII until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Lease Adjusted Leverage Ratio.

1.2    Amendment to “Permitted Acquisition”. The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Acquisition” shall mean an acquisition or any series of related acquisitions by a Credit Party of all or substantially all of the assets or a majority of Capital Stock of a Person that is incorporated, formed or organized in the United States or Canada or any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person referred to herein as the “Target”), in each case that is a (i) purchase or repurchase of a Red Robin franchise, (ii) a purchase of a Target that is converted into one or more Red Robin restaurants or (iii) a purchase of a Target that operates restaurants with a concept or products similar to that of Red Robin, so long as (a) no Default or Event of Default shall then exist or will exist after giving effect thereto, (b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that (i) the Credit Parties will be in compliance on a Pro Forma Basis upon the consummation of any such acquisition with all of the terms and provisions of the financial covenants set forth in Section 5.9 and (ii) on a Pro Forma Basis upon the consummation of any such acquisition, the Lease Adjusted Leverage Ratio shall be (x) with respect to any such acquisition occurring at any time following the First Amendment Effective Date but prior to the Leverage Reset Date, less than 4.25 to 1.00 and (y) with respect to any such acquisition occurring on the Leverage Reset Date and thereafter, at least 0.25x less than the maximum Lease Adjusted Leverage Ratio then permitted under Section 5.9(a) at the time such acquisition is consummated, (c) there is at least $20,000,000 of Accessible Borrowing Availability after giving effect thereto, (d) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition), in each case to the extent required in accordance with the terms of Section 5.12 or otherwise hereunder, a first priority perfected security interest (subject to Permitted Liens) in all personal property (including, without limitation, Capital Stock) acquired with respect to the Target, and if the Capital Stock of the Target is acquired and the Target becomes a Domestic Subsidiary that is not a Liquor License Subsidiary, then such Target shall, in connection with the closing of such acquisition, execute and deliver to the Administrative Agent a Joinder Agreement in accordance with the terms of Section 5.10, (e) the Target in any acquisition involving Total Consideration in excess of $5,000,000 has earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period most recently ended prior to the acquisition date in an amount greater than $0, (f) such acquisition is not a “hostile” acquisition and has been approved by the applicable Credit Party and the Target, (g) the aggregate amount of the Total Consideration with respect to all Permitted Acquisitions occurring at any time following the First Amendment Effective Date but prior to the Leverage Reset Date, shall not exceed $50,000,000 and (h) the aggregate amount of (A) the Total Consideration with respect to all Permitted Acquisitions, (B) all Investments made pursuant to clause (xiii) of the definition of “Permitted Investments” and (C) all Restricted Payments made pursuant to Section 6.11(c), in each case made during the period following the First Amendment Effective Date and prior to the Leverage Reset Date, shall not exceed $50,000,000.
1.3    Amendment to “Permitted Investments”. Clause (xiii) of the definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(xiii)    in addition to the Investments otherwise expressly permitted by this definition, other Investments by any Credit Party in an aggregate amount not to exceed $40,000,000 during the term of this Agreement; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Investments or result therefrom; provided further that (x) at any time following the First Amendment Effective Date but prior to the Leverage Reset Date, the Lease Adjusted Leverage Ratio both before and after giving effect to any such Investments referenced in this clause (xiii) on a Pro Forma Basis shall be less than 4.25 to 1.00 (as demonstrated to the reasonable satisfaction of the Administrative Agent prior to the payment thereof) and (y) the aggregate amount of (A) all Investments made pursuant to this clause (xiii), (B) all Permitted Acquisitions and (C) all Restricted Payments made pursuant to Section 6.11(c), in each case made during the period following the First Amendment Effective Date and prior to the Leverage Reset Date, shall not exceed $50,000,000.

1.4    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

“First Amendment Effective Date” shall mean April 13, 2017.
“Leverage Reset Date” shall mean the earlier of (i) the first day of the fourth fiscal quarter of the 2018 fiscal year of the Parent and (ii) the date on which the Administrative Agent receives a notice from the Parent requesting that the Leverage Reset Date occurs provided that the certificate of Responsible Officer of the Parent delivered to the Administrative Agent pursuant to Section 5.1(c) as of the end of the immediately preceding fiscal quarter demonstrated that the Lease Adjusted Leverage Ratio is less than or equal to 4.75 to 1.00.

1.5    Amendment to Section 5.2(a). Section 5.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    [reserved];

1.6    Amendment to Section 5.9(a). Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Lease Adjusted Leverage Ratio. As of the last day of any fiscal quarter of the Parent ending during the periods specified below, the Lease Adjusted Leverage Ratio shall be less than or equal to the corresponding ratio set forth below:

Period	Maximum Ratio
First Amendment Effective Date through October 1, 2017 (the last day of the third fiscal quarter of the 2017 fiscal year of the Parent)	5.25 to 1.00
October 2, 2017 (the first day of the fourth fiscal quarter of the 2017 fiscal year of the Parent) through July 15, 2018 (the last day of the second fiscal quarter of the 2018 fiscal year of the Parent)
5.00 to 1.00
July 16, 2018 (the first day of the third fiscal quarter of the 2018 fiscal year of the Parent) and thereafter	4.75 to 1.00

Notwithstanding the foregoing, to the extent that the Leverage Reset Date occurs prior to the first day of the fourth fiscal quarter of the 2018 fiscal year of the Parent, as of the last day of any fiscal quarter of the Parent ending on or after the Leverage Reset Date, the Lease Adjusted Leverage Ratio shall be less than or equal to 4.75 to 1.00.

1.7    Amendment to Section 6.11(c). Section 6.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    the Parent may redeem and/or repurchase shares of its Capital Stock or pay cash dividends to its shareholders in an aggregate amount not to exceed $50,000,000 over the term of this Agreement; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or result therefrom, (ii) the sum of (A) Consolidated Cash on Hand plus (B) Accessible Borrowing Availability, shall be not less than $40,000,000 after giving effect to such Restricted Payment, (iii) at any time following the First Amendment Effective Date but prior to the Leverage Reset Date, the Lease Adjusted Leverage Ratio both before and after giving effect to any such Restricted Payment on a Pro Forma Basis shall be less than 4.25 to 1.00 (as demonstrated to the reasonable satisfaction of the Administrative Agent prior to the payment thereof) and (iv) the aggregate amount of (A) all Restricted Payments made pursuant to this subsection (c), (B) the Total Consideration with respect to all Permitted Acquisitions and (C) all Investments made pursuant to clause (xiii) of the definition of “Permitted Investments”, in each case made during the period following the First Amendment Effective Date and prior to the Leverage Reset Date, shall not exceed $50,000,000; provided further that, at any time following the Leverage Reset Date, if the Lease Adjusted Leverage Ratio both before and after giving effect to any such Restricted Payment on a Pro Forma Basis is less than 4.50 to 1.00 (as demonstrated to the reasonable satisfaction of the

Administrative Agent prior to the payment thereof) and the conditions in clauses (i) and (ii) have been satisfied, the Borrower may make additional Restricted Payments in cash pursuant to this subsection (c) without regard to such aggregate limitation (it being understood and agreed that any Restricted Payment that is permitted by this subsection at the time it is made shall thereafter be deemed permitted by this subsection regardless of whether the conditions set forth herein continue to be satisfied with respect to future Restricted Payments);
1.8    Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.12    Sale Leasebacks. No Credit Party will, directly or indirectly, (i) sell or transfer any property (whether real, personal or mixed and whether now owned or hereafter acquired) to a Person that is not a Credit Party (for purposes of this Section 6.12, the “Sale Leaseback Property”) and then (ii) promptly lease (whether as an Operating Lease or a Capital Lease), or guaranty a lease of, the Sale Leaseback Property and use the Sale Leaseback Property for substantially the same purpose in existence prior to the sale or transfer (any such transaction, a “Sale Leaseback Transaction”); provided, however, that Sale Leaseback Transactions shall be permitted so long as such Sale Leaseback Transactions do not exceed an aggregate amount of $50,000,000 during the term of this Agreement; provided, further, that the aggregate amount of all Sale Leaseback Transactions occurring at any time following the First Amendment Effective Date but prior to the Leverage Reset Date shall not exceed $25,000,000.

ARTICLE II
CONDITIONS

2.1    Closing Conditions. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a)    Execution of Agreement. The Administrative Agent shall have received a copy of this Agreement duly executed by the Borrower, the other Credit Parties, the Administrative Agent and the Required Lenders.

(b)    Upfront Fees. The Administrative Agent shall have received, for the account of each Lender consenting to this Agreement, an upfront fee equal to 0.10% of the aggregate principal amount of the Commitment of such Lender under the Credit Agreement as of the date hereof.

(c)    Other Fees and Out of Pocket Costs. The Borrower shall have paid any and all reasonable, documented out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen, PLLC as legal counsel to the Administrative Agent) and all other fees and amounts required to be paid to the Administrative Agent in connection with this Agreement to the extent invoiced prior to the date hereof.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Agreement.

Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    Each of the Credit Parties has full corporate power, authority and right to execute, deliver and perform this Agreement and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of this Agreement.

(b)    This Agreement has been duly executed and delivered on behalf of each of the Credit Parties. This Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)    No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of this Agreement against the Credit Parties.

(d)    The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date.

(e)    No Default or Event of Default has occurred and is continuing on the date hereof.

(f)    The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral purported to be covered thereby, in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)    The Obligations of the Credit Parties are not reduced or modified by this Agreement (except as set forth herein) and, as of the date hereof, are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement, as amended hereby, and each other Credit Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement, as amended hereby, and each other Credit Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Credit Documents.

3.4    Credit Document. This Agreement shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Entirety. This Agreement and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.7    Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterparty hereof.

3.8    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

3.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.10    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Section 9.14 and Section 9.17 of the Credit Agreement and the limitation of liability provisions of Section 9.5(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.
BORROWER:                RED ROBIN INTERNATIONAL, INC.,
a Nevada corporation
By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman
Title:    President
GUARANTORS:            RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation
By:    /s/ Michael L. Kaplan
Name:    Michael L. Kaplan
Title:
RED ROBIN WEST, INC.,
a Nevada corporation

By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman
Title:    President

WESTERN FRANCHISE DEVELOPMENT, INC.,
a California corporation
By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman
Title:    President
RED ROBIN DISTRIBUTING COMPANY LLC,
a Nevada limited liability company
By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman
Title:    Manager
NORTHWEST ROBINS, L.L.C.,
a Washington limited liability company
By:    RED ROBIN INTERNATIONAL, INC.,
Sole Member and Manager of Northwest Robins, L.L.C.
By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

Title:    President

RED ROBIN EXPRESS, LLC,
a Colorado limited liability company
By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman
Title:    Manager
RED ROBIN NORTH HOLDINGS, INC.,
a Nevada corporation
By:    /s/ Terry D. Harryman
Name:    Terry D. Harryman
Title:    President

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

ADMINISTRATIVE AGENT
AND LENDERS:            WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By:    /s/ Darcy McLaren
Name:    Darcy McLaren
Title:    Director

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

BANK OF AMERICA, N.A.,
as a Lender
By:    /s/ Anthony Luppino
Name:    Anthony Luppino
Title:    Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

COMPASS BANK,
as a Lender
By:    /s/ Joseph W. Nimmons
Name:    Joseph W. Nimmons
Title:    Sr. Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender
By:    /s/ Jeff Geisbauer
Name:    Jeff Geisbauer
Title:    Executive Director
By:    /s/ Bert Corum
Name:    Bert Corum
Title:    Executive Director

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Jeff Benedix
Name:    Jeff Benedix
Title:    Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.

JPMORGAN CHASE BANK, N.A.,
as a Lender
By:    /s/ Laura Woodward
Name:    Laura Woodward
Title:    Vice President

JPMORGAN CHASE BANK, N.A. (TORONTO BRANCH),
as a Lender
By:    /s/ Michael N. Tam
Name:    Michael N. Tam
Title:    Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT
RED ROBIN INTERNATIONAL, INC.